Exhibit 99.1

Liberty Global to Participate in UBS’ 36th Annual

Global Media and Communications Conference

Englewood, Colorado – December 5, 2008: Liberty Global, Inc. (“Liberty Global”) (Nasdaq: LBTYA, LBTYB and LBTYK) will be participating in UBS’ 36th Annual Global Media and Communications Conference on Wednesday, December 10, 2008 at 2:30 p.m. Eastern Time at the Grand Hyatt in New York, NY. Liberty Global may make observations concerning its historical operating performance and outlook. The meeting will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of September 30, 2008, Liberty Global operated state-of-the-art networks that served approximately 16 million customers across 15 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations		Corporate Communications
Christopher Noyes K.C. Dolan Molly Bruce	+1.303.220.6693 +1.303.220.6686 +1.303.220.4202	Hanne Wolf Bert Holtkamp	+1.303.220.6678 +31.20.778.9447